UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2006

AboveNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

360 Hamilton Avenue White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (914) 421-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry in a Material Definitive Agreement.

On August 3, 2006, AboveNet, Inc. (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company, as rights agent (the “Rights Agent”).  The following description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Rights Agreement, the Company’s Board of Directors has declared a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of the Company’s common stock, par value $0.01 per share (the “Common Shares”).  The dividend is payable on August 7, 2006 (the “Record Date”) to the stockholders of record on that date.  Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Shares”), at a price of $100.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment.  Each one one-hundredth of a share of Preferred Shares has designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of a Common Share.

Until the earlier to occur of (i) the date of a public announcement that a person, entity or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding Common Shares (an “Acquiring Person”) or (ii) 10 business days (or such later date as may be determined by action of the Company’s Board of Directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or entity becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with or without a copy of the Summary of Rights to Purchase Preferred Shares, which is included in the Rights Agreement as Exhibit C thereof (the “Summary of Rights”).

Until the Distribution Date, the Rights will be transferable with and only with the Common Shares.  Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire on August 7, 2009 (the “Final Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidation or combinations of the Common Shares occurring, in any case, prior to the Distribution Date.  The Purchase Price payable, and the number of Preferred Shares or other securities or other property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution as described in the Rights Agreement.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable.  Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share.  In the event of liquidation, the holders of the Preferred Shares would be entitled to a minimum preferential liquidation payment of $100.00 per share, but would be entitled to receive an aggregate payment equal to 100 times the payment made per Common Share.  Each Preferred Share will have 100 votes, voting together with the Common Shares.  Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount of consideration received per Common Share.  These rights are protected by customary anti-dilution provisions.  The Preferred Shares would rank junior to any other series of the Company’s preferred stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its associates and affiliates (which will thereafter be void), will for a 60-day period have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, the Company may issue Preferred Shares, cash, debt, stock or a combination thereof in exchange for the Rights).  This right will terminate 60 days after the date on which the Rights become non-redeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the date on which the Rights again become exercisable.

Generally, under the Plan, an “Acquiring Person” will not be deemed to include (i) the Company, (ii) a subsidiary of the Company, (iii) any employee benefit or compensation plan of the Company or any subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan of the Company or any subsidiary of the Company or (v) any person, together with all affiliates and associates of such person, who is the beneficial owner of 15% or more of the Common Shares issued and outstanding as of the date of the Rights Agreement until such time after the date of the Rights Agreement that such person, together with all affiliates and associates of such person, will become the beneficial owner of any additional Common Shares (other than by means of a dividend made by the Company on the Common Shares issued and outstanding or pursuant to a split, subdivision or other reclassification of the Common Shares undertaken by the Company or as a result of (x) the distribution of Common Shares or other Company securities (or the exercise thereof) to such person in connection with the Company’s bankruptcy plan of reorganization or (y) the granting to a member of the Company’s Board of Directors of Common Shares or options to purchase Common Shares or the vesting of Common Shares or options to purchase Common Shares held by a member of the Company’s Board of Directors (which options and/or Common Shares have been contributed by the member of the Company’s Board of Directors to such Person or the member of the Company’s Board of Directors is, or is an affiliate or associate of, such Person) ) and will then beneficially own more than 15% of the Common Shares issued and outstanding.

In addition, except in certain circumstances as set forth in the Rights Agreement, no person will become an Acquiring Person either (x) as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares issued and outstanding, increases the proportionate number of Common Shares beneficially owned by such person to 15% or more of the Common Shares then outstanding or (y) as the result of (a) the distribution of Common Shares or other Company securities (or the exercise thereof) in connection with the Company’s bankruptcy plan of reorganization or (b) the granting to a member of the Company’s Board of Directors of Common Shares or options to purchase Common Shares and/or the vesting of Common Shares or options to purchase Common Shares held by a member of the Company’s Board of Directors (which options and/or Common Shares have been contributed by the member of the Company’s Board of Directors to such person or the member of the Company’s Board of Directors is, or is an affiliate or associate of, such person); unless, in either case, such person will thereafter acquire additional Common Shares without the Company’s prior written consent.

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its associates or affiliates or certain other persons, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Company may exchange the Rights (other than Rights owned by such Acquiring Person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (or, at the election of the Company, the Company may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional Preferred Shares will be issued (other than fractions which are integral multiples of the number of one one-hundredths of a Preferred Share issuable upon the exercise of one Right, which may, at the Company’s election, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to the earlier of (i) such time that a person has become an Acquiring Person or (ii) the Final Expiration Date, the Company may redeem all, but not less than all, of the outstanding Rights at a price of $0.01 per Right (the “Redemption Price”).  The Rights may also be redeemed at certain other times as described in the Rights Agreement.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Company’s Board of Directors without the consent of the holders of the Rights, except that from and after such time as the rights are distributed no such amendment may adversely affect the interest of the holders of the Rights other than the interests of an Acquiring Person or its affiliates or associates.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects.  The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company’s Board of Directors.  The Rights should not interfere with any merger or other business combination approved by the Company’s Board of Directors since the Rights may be amended to permit such acquisition or redeemed by the Company at the Redemption Price.

Item 3.03. Material Modification to Rights of Security Holders.

See Item 1.01 above, which is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 1.01 above, on August 4, 2006, the Company filed the Certificate of Designation of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware, which establishes the designations, voting powers, preferences, rights and other terms of the Preferred Shares issuable upon exercise of the Rights.  The description of the Preferred Shares in Item 1.01 above is incorporated herein by reference.  The Certificate of Designation is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.1	Rights Agreement dated as of August 3, 2006 between AboveNet, Inc. and American Stock Transfer & Trust Company.

4.2	Form of Right Certificate.

99.1	AboveNet, Inc. Press Release, dated August 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AboveNet, Inc.

Dated: August 4, 2006
	By:	/s/ Robert Sokota
Robert Sokota,
Senior Vice President and
General Counsel

INDEX TO EXHIBITS

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.1	Rights Agreement dated as of August 3, 2006 between AboveNet, Inc. and American Stock Transfer & Trust Company.

4.2	Form of Right Certificate.

99.1	AboveNet, Inc. Press Release, dated August 4, 2006.